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                                                                  Exhibit 23.2



                                  [LETTERHEAD]


                              CONSENT OF APPRAISER

We hereby consent to the references made to us and/or our appraisal by Healthfirst Medical Group, P.C., The Corvallis Clinic, P.C., Medford Clinic, P.C. and Physician Partners, Inc. under the captions "Summary"; "Important Shareholder Communication"; "Cover Page of the Joint Proxy Statement/Prospectus"; Background of the Merger"; "Escrow Arrangement"; "Risk Factors--Risk Relating to Escrow Arrangement"; "The Merger and Related Transactions - Corvallis Reasons for Merger"; and "Terms of the Reorganization and Merger - Effects of the Merger; and "Experts"; in the Joint Proxy Statement and Prospectus constituting a part of this Registration Statement on Form S-4. In addition we consent to the review and copying of our appraisal report referred to therein by any stockholder of the above named companies. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                   AMERICAN APPRAISAL ASSOCIATES, INC.


                                   By   /s/ Ronald M. Goergen
                                     ---------------------------------
                                        Ronald M. Goergen
                                        President






Milwaukee, Wisconsin
November 27, 1996







                                  [LETTERHEAD]